UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                                                                                     December 30, 2011

GENESIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-32037	65-0908171
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2500 N. Military Trail, Suite 275, Boca Raton, FL	33431
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(561) 988-1988

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K/A filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Entry into a Material Definitive Agreement

Item 2.01 Completion of Acquisition

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet

Arrangement of a Registrant

Item 3.02 Unregistered Sales of Equity Securities

On December 29, 2011 pursuant to a Stock Purchase Agreement with Margarida Monteiro and Carlos Monteiro, the Company acquired a 49% interest in Rives Monteiro Engineering LLC, an engineering firm and certified WBE with offices in Houston, Texas and Tuscaloosa, Al. The Company also acquired 100% of Rives Monteiro Leasing LLC an equipment provider for the cable-engineering services.   Rives-Monteiro has been in business since 1998, performing cable-engineering services in the Southeastern United States with additional services performed internationally.

The Closing on the Stock Purchase Agreement was deemed effective December 29, 2011, with the transmission of the initial cash compensation consisting of $100,000. The compensation was paid with working capital of the Company. Pursuant to the Agreement and as a result of the acquisition of Rives Monteiro Leasing, LLC, the company acquired, subject to exiting bank liens, certain vehicles, machinery and equipment as well as existing business opportunities.

Rives Monteiro Engineering, LLC had over $2 million in revenue for the calendar year 2011.

The transaction provides for a combination of common stock, consisting of 7.5 Million shares of restricted Rule 144 common stock, and cash compensation consisting of $100,000 at closing. An additional $200,000 will be paid pursuant to a six month promissory note.

Additional compensation will be paid in form of an earn-out as well as cashless warrants priced at .30 per share for up to 500,000 additional shares, for each $500,000 in net income generated to the Company during the twenty-four months following Closing.

Shares of common stock issued pursuant to the Stock Purchase Agreement were issued without registration under the Securities Act of 1933, as amended (the “Securities Act’), in reliance upon the exemption from registration set forth in Section 4(2) of the Securities Act and/or the private offering safe harbor provision of Rule 506 of Regulation D promulgated thereunder based on the following factors: (i) the number of offerees or purchasers, as applicable, (ii) the absence of general solicitation,

(iii) representations obtained from the equity holders of the target company relative to their accreditation and/or sophistication (alone or when taken together with their purchaser representatives, as applicable) and/or their relationship to the company, (iv) the provision of appropriate disclosure, and (v) the placement of restrictive legends on the certificates reflecting the securities coupled with investment representations obtained from the equity holders of the target companies being issued the stock herein described.

Item 9.01 Exhibits

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENESIS GROUP HOLDINGS, INC.

Date: December 30, 2011	By: /s/ Billy Caudill
Billy Caudill President